STATE OF FLORIDA

                                (GRAPHIC OMITTED)

                               DEPARTMENT OF STATE

I certify the attached is a true and correct copy of the Articles of Amendment, filed on September 2, 1998, effective September 12, 1998, to Articles of Incorporation for OPTICAL CONCEPTS OF AMERICA, INC., a Florida corporation, as shown by the records of this office.

I further certify the document was electronically received under FAX audit number H98000016250. This certificate is issued in accordance with section 15.16, Florida Statutes, and authenticated by the code noted below.

The document number of this corporation is P96000052403.


                          Given under my hand and the
                          Great Seal of the State of Florida,
                          at Tallahassee, the Capital, this the
                          Fourth day of September, 1998


Authentication Code: 198A00045303-090498-P96000052403-1/1



(GRAPHIC OMITTED)               /s/ Sandra B. Mortham
 CR2EO22 (1-95)                     ---------------------
                                    Sandra B. Mortham
                                    Secretary of State

                              ARTICLES OF AMENDMENT
                              ---------------------
                       TO THE ARTICLES OF INCORPORATION OF
                       -----------------------------------
                        OPTICAL CONCEPTS OF AMERICAS, INC.
                        ----------------------------------

         Pursuant to Section 607. 10025 of the Business Corporation Act of the State of Florida, the undersigned President of Optical Concepts of America, Inc. ("Corporation"), a corporation. organized and existing under and by virtue of the Business Corporation Act of the State of Florida adopts the following Certificate of Amendment to its Articles of Incorporation.

         1. The name of the corporation is OPTICAL CONCEPTS OF AMERICA, INC., Charter P96000052403, filed on June 18, 1996.

         2. The following Amendments to the Articles of Incorporation were adopted by all of the directors, acting unanimously, and majority shareholder of the Corporation by written consent effective as of August 31, 1998 in the manner prescribed by the Florida Business Corporation Act.

         The First paragraph of Article IV of the Corporation's Articles of Incorporation shall be and hereby is amended and restated to read in its entirety as follows:

                                   ARTICLE IV

         The maximum number of shares that this Corporation shall be authorized to issue and have outstanding at any one time shall be 50,000,000 shares of common stock, par value $.001 per share and 5,000,000 shares of Preferred
Stock, par value $.0O1 per share. Series of the Preferred Stock may be created and issued from time to time, with such designations, preferences, conversion rights, cumulative, relative, participating, optional or other rights, including voting rights, qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions providing for the creation and issuance of such series of Preferred Stock as adopted by the Board of Directors pursuant to the authority in this paragraph given. On the date of filing of these Articles of Amendment which the Secretary of State of the State of Florida, every ten (10) issued and outstanding share of the Corporation's previously authorized common stock, par value $0.001 per share (the "Old Common Stock") shall thereby and thereupon be reclassified and converted into one (1) validly issued, fully paid and nonassessable share of Common Stock (the "New Common Stock"). Each certificate that theretofore represented shares of Old Common Stock shall thereafter represent the number of shares of New Common Stock into which the shares of Old Common Stock represented by such certificate were reclassified and converted hereby; provided, however, that each person holding of record a stock certificate or certificates that represented shares of Old Common Stock shall receive, upon surrender of stock certificate or certificates, a new certificate or certificates evidencing and representing the number of shares of New Common Stock to which such person is entitled, except that no fractional shares resulting from the combination shall be issued, any


Prepared by:
Robert J. Burnett, Esq., FL Bar #0117978
Atlas, Pearlman, Tropp & Borkson, P.A.
200 E. Las Olas Blvd., #1900
Ft. Lauderdale, FL 33301
(954) 783-1200

H980000162506


such fractional share to be converted to the right of the holder thereof to receive one share of New Common Stock.

         3. The foregoing amendment was adopted by the Board of Directors and Majority Shareholders of the Corporation pursuant to Written Consent of the Board of Directors and Majority Shareholders of the Corporation dated August 31, 1998 acting unanimously by Written Consent pursuant to Sections 607.0704 and
607.0821 of the Florida Business Corporation Act. Therefore, the number of votes cast for the amendment to the Corporation's Articles of Incorporation was sufficient for approval.

         4. This Certificate of Amendment shall be effective as of 7:00 a.m., Miami, Florida, time, on September 12, 1998.

         IN WITNESS WHEREOF. the undersigned, being the President and Director of the Corporation, has executed these Articles of Amendment to the Articles of Incorporation of Optical Concepts of America, Inc., as of the 31st day of August, 1998.


                                             OPTICAL CONCEPTS OF AMERICA INC.
                                             a Florida Corporation



                                        By:  /s/ Jan Kaplan
                                             ---------------------------
                                             Jan Kaplan, President

C U S I P   S E R V I C E   B U R E A U   X P R E S S   S E R V I C E
---------------------------------------------------------------------
STANDARD & POORS, a division of The McGraw-Hill Companies, Inc.
25 Broadway, New York, NY 10004

                                                                 09/04/1998


Ms. JANINE COX
ATLAS PEARLMAN TROP AND BORKSON
200 EAST LAS OLAS BLVD
FT. LAUDERDALE, FL 33301



Ms. JANINE COX:

This is in response to your request for the assignment of a Corporate CUSIP Number to:



OPTICAL CONCEPTS AMER INC

CUSIP              DESCRIPTION                     RATE      MATURITY

68382Q   2 0 6       COM NEW


Please call we at (212} 208-8341 with any questions.


                                                    Sincerely yours,

                                                    Gerard Faulkner
                                                    Manager
                                                    CUSIP Service Bureau




The assignment of a CUSIP number to a particular security by Standard & Poor's is not intended by Standard & Poor's to be, and should not be continued as an amendment of such security, a recommendation to illegible, sell or hold cash security or an opinion as to the legal validity of such security.

CUSIP trademark of the Committee on Uniform Security Identification Procedures. The American Bankers Association.